Exhibit 10.15

                                 TRIBUNE COMPANY
                        1997 INCENTIVE COMPENSATION PLAN


                                    ARTICLE I

                                     Purpose

         The purpose of the 1997 Incentive Compensation Plan (the "Plan") is to enable Tribune Company (the "Company") to provide management and other employees of the Company and its Subsidiaries stock options and other stock and cash incentives based upon the achievement of financial and other performance goals, thereby attracting, retaining and rewarding such employees and strengthening the mutuality of interests between the employees and the Company's stockholders.


                                   ARTICLE II

                                   Definitions

         2.1      "Board" shall mean the Board of Directors of the Company.

         2.2 "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor legislation.

         2.3 "Committee" shall mean the Committee as defined in Section 3.1 hereof.

         2.4 "Common Stock" shall mean the Common Stock (without par value) of the Company.

         2.5 "Disability" shall mean a disability qualifying the Participant to receive benefits under the Company's or a Subsidiary's long-term disability plan. Disability shall be deemed to occur on the date benefit payments begin.

         2.6 "EBITDA" shall mean the earnings of the Company before deducting interest, taxes, depreciation and amortization.

         2.7 "Extraordinary Items" shall mean (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, or (iv) the effect of a merger or acquisition, all of which must be identified in the audited financial statements, including footnotes, or the Management Discussion and Analysis section of the Company's annual report.




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         2.8      "Fair Market Value" unless otherwise required by any
applicable provision of the Code, or any regulations issued thereunder, shall mean as of any date the closing price of the Common Stock as reported on the New York Stock Exchange Composite Transaction List for such day or if the Common Stock was not traded on such day, then the next preceding day on which the Common Stock was traded.

         2.9 "Incentive Stock Option" shall mean any stock option awarded under the Plan intended to be, and designated as, an incentive stock option within the meaning of Section 422 of the Code or any successor provision.

         2.10 "Nonqualified Stock Option" shall mean any stock option awarded under the Plan that is not an Incentive Stock Option.

         2.11 "Participant" shall mean an eligible employee to whom an award has been made pursuant to the Plan.

         2.12 "Retirement" shall mean any termination of employment by an employee (other than by death or Disability) who is at least 55 years of age after at least 10 years of employment by the Company and/or a Subsidiary.

         2.13 "Subsidiary" shall mean any corporation (or partnership, joint venture or other enterprise) (i) of which the Company owns or controls, directly or indirectly, 20% or more of the outstanding shares of stock normally entitled to vote for the election of Directors (or comparable equity participations and voting power) or (ii) which the Company controls by contract or other means. "Control" means the power to direct or cause the direction of the management and policies of a corporation, partnership, joint venture or other enterprise.

         2.14 "Termination of Employment" shall mean the termination of a Participant's employment with the Company or any Subsidiary. A Participant employed by a Subsidiary shall also be deemed to incur a Termination of Employment if the Subsidiary ceases to be a Subsidiary and the Participant does not immediately thereafter become an employee of the Company or another Subsidiary.

         2.15 "Transfer" shall mean anticipation, alienation, attachment, sale, assignment, pledge, encumbrance, charge or other disposition; and the terms "Transferred" or "Transferable" shall have corresponding meanings.





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                                   ARTICLE III

                                 Administration

         3.1 The Committee. The Plan shall be administered by one or more committees (any such committee, the "Committee") of the Board. The Board shall have the sole discretion to appoint, add, remove or replace members of the Committee, and shall have the sole authority to fill vacancies on the Committee. Unless otherwise provided by the Board: (i) with respect to any award under the Plan for which the Committee determines that it is necessary or desirable for the grant or issuance thereof to be exempt under Rule 16b-3 of the Securities Exchange Act of 1934 (the "1934 Act"), the Committee shall consist of two or more directors each of whom is permitted under that Rule to make grants or awards that are exempt from the operation of 1934 Act Section 16(b), and (ii) with respect to any award that is intended to qualify as "performance-based compensation" under Code Section 162(m)(4)(C), the Committee shall consist of two or more directors, each of whom is an "outside director" (as such term is defined in applicable regulations under Code Section 162(m)). With respect to any award that is not intended to satisfy the conditions of 1934 Act Rule 16b-3 or Code Section 162(m)(4)(C), the Committee may delegate all or any of its responsibilities hereunder to any directors or, except to the extent prohibited under applicable law, to any officers of the Company (any of whom also may be a Participant who has been granted or is eligible to be granted awards under the
Plan), and in the context of such awards, references in the Plan to the "Committee" shall refer to both the Committee and, unless otherwise provided by the Committee, to any such delegates of the Committee.

         3.2 Authority. The Committee shall have full power to select key employees to whom awards are granted; to determine the size and types of awards and their terms and conditions; to construe and interpret the Plan; to establish and amend the rules for the Plan administration; and to make all other determinations which may be necessary or advisable for the administration of the Plan. All determinations of the Committee shall be final and conclusive on all persons, including the Company, its stockholders and Participants, and their estates and beneficiaries.


                                   ARTICLE IV

                                 Reserved Shares

           The number of shares of Common Stock available for awards under the Plan shall be the sum of the following amounts:

                  (a)      Ten million (10,000,000) shares;




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                  (b) any shares of Common Stock subject to an award hereunder or under any prior stock incentive plan of the Company if there is a lapse, forfeiture, expiration or termination of any such award;

                  (c) the number of shares of Common Stock exchanged by an optionee as full or partial payment to the Company of the exercise price under any stock option exercised under the Plan or any prior stock incentive plan of the Company;

                  (d) the number of shares of Common Stock retained by the Company pursuant to a Participant's tax withholding election or exchanged by a Participant to satisfy his or her tax withholding obligations as permitted by Section 15.5 hereof; and

                  (e) any shares of Common Stock purchased by the Company with cash obtained upon the exercise of options granted under the Plan or any prior stock incentive plan of the Company and shares repurchased with tax savings resulting from deductibility exceeding reported compensation expense.

All of these shares may be either authorized but unissued or reacquired shares. Four million (4,000,000) of the Plan shares may, but need not, be issued pursuant to the exercise of Incentive Stock Options. The maximum number of shares subject to stock options granted to any Participant during any five-year period during the term of the Plan shall not exceed one million (1,000,000).


                                    ARTICLE V

                                   Eligibility

         All management and other employees of the Company and its Subsidiaries, including employees who are members of the Board of Directors, shall be eligible for participation in the Plan or any program contained herein. Participation under the Plan from among those eligible shall be determined by the Committee.


                                   ARTICLE VI

                                 Types of Awards

         Awards under the Plan may be granted in any one or a combination of (a) stock options, (b) performance equity program awards, and (c) annual management incentive program awards.





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                                   ARTICLE VII

                              Stock Option Program

         7.1 General Terms. Stock options may be granted to Participants at any time as determined by the Committee. The Committee shall determine the number of shares subject to each option and whether the option is an Incentive Stock Option. The option price for each option shall be determined by the Committee but shall not be less than 100% of the Fair Market Value of the Common Stock on the date the option is granted. Each option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no option shall be exercisable later than the tenth (10th) anniversary date of its grant. Options granted under the Plan shall be exercisable at such time and subject to such terms and conditions as the Committee shall determine. The option price upon exercise of any option shall be payable to the Company in full by (a) cash payment or its equivalent; (b) tendering previously acquired shares having a Fair Market Value at the time of exercise equal to the option price;
(c) certification of ownership of such previously acquired shares; (d) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds from the option shares or loan proceeds to pay the exercise price and withholding taxes due to Company; or (e) such other methods of payment as the Committee at its discretion deems appropriate. For purposes of paragraphs (b) and (c), previously acquired shares must have been owned by the Participant for at least six months prior to exercise.

         7.2 Termination of Employment by Death, Disability or Retirement. If a Participant's employment by the Company or a Subsidiary terminates by reason of death, Disability or Retirement, any stock option held by such Participant, unless otherwise determined by the Committee at grant, shall be fully vested and may thereafter be exercised by the Participant or by the beneficiary or legal representative of the estate of a disabled or deceased Participant, for a period of five years (or such shorter period as the Committee may specify at grant) from the date of such death, Disability or Retirement or until the expiration of the stated term of such stock option, whichever period is the shorter.

         7.3 Other Termination of Employment. Subject to Article XII, unless otherwise determined by the Committee at or after grant, if a Participant's employment by the Company or a Subsidiary terminates for any reason other than death, Disability or Retirement, the stock option shall terminate at such time as provided in the award.





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                                  ARTICLE VIII

                           Performance Equity Program

         8.1 General Terms. The Committee may establish performance equity program awards for Participants subject to such terms and conditions as the Committee determines appropriate. Performance equity program awards shall consist of the right to receive shares of Common Stock which may be earned in whole or in part if certain performance goals established by the Committee are achieved over a period of time designated by the Committee. The Committee may, in its discretion, substitute cash for shares of Common Stock based on the Fair Market Value of the Common Stock.

         8.2 Performance Equity Program Award. Each award shall set forth provisions regarding (a) the number of shares subject to such award or a formula for determining such number, (b) the performance criteria and level of achievement related to these criteria which shall determine the number of shares granted, issued, retainable and/or vested, (c) the period as to which performance shall be measured for determining achievement of performance (a "Performance Period"), which period may, in no event, be less than two years,
(d) the timing of any delivery of shares earned by virtue of performance, (e) restrictions on the Transfer of the performance equity program award, (f) forfeiture provisions, and (g) such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Committee. The maximum number of shares payable as a performance equity program award may be a multiple of the target amount payable, and the maximum number of shares payable for a Performance Period to any Participant that is intended to satisfy the requirements for "performance-based compensation" under Code Section 162(m) shall not exceed 30,000.

         8.3 Performance Criteria. The Committee shall establish the performance criteria and level of achievement related to these criteria which shall determine the target and maximum number of shares payable under a performance equity program award, which criteria may be based on financial performance and/or personal performance evaluations. Notwithstanding anything to the contrary herein, the performance criteria for any performance equity program awards that are intended by the Committee to satisfy the requirements for "performance-based compensation" under Code Section 162(m) shall be a measure based solely on one or more Qualifying Performance Criteria (as defined in Article X hereof) selected by the Committee and specified at the time the performance equity program award is established. The Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the number of shares payable as a result thereof, prior to the delivery of any shares that are intended by the Committee to satisfy the requirements for "performance-based compensation" under Code Section 162(m).




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         8.4 Timing of Delivery. The Committee shall determine the timing of any performance equity program award. The Committee may provide for or, subject to such terms and conditions as the Committee may specify, may permit a Participant to elect for the delivery of shares or cash payable under any performance equity program award to be deferred.

         8.5 Termination of Employment. Upon a Termination of Employment by a Participant prior to the end of a Performance Period, the following procedures shall apply as to any performance equity program awards established for such Participant, unless determined otherwise by the Committee in its sole discretion:

                  (a) Death, Disability or Retirement. Following the death, Disability or Retirement of a Participant, the Participant shall be entitled to a pro-rata portion of any performance equity program award. Such pro-rata portion shall be determined following the termination of the relevant Performance Period by multiplying (i) the number of shares as to which the Committee determines the performance criteria applicable to such award has been satisfied, times (ii) a ratio equal to the number of full months of the Participant's employment with the Company during the Performance Period for such award divided by the number of months in the Performance Period for such award.

                  (b) Other Termination of Employment. Subject to Article XII, unless the Committee provides otherwise, upon a Termination of Employment for any reason other than death, Disability, or Retirement prior to the end of a Performance Period, the right to any performance equity program award as to which the performance criteria and any other condition has not then been satisfied shall be forfeited.

         8.6 Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the number of shares subject to receipt, issued, retainable and/or vested under a performance equity program award may be adjusted by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine. However, the Committee may not, in any event, increase the number of shares earned upon satisfaction of any performance goal by any Participant who is a "covered employee" within the meaning of Code
Section 162(m).


                                   ARTICLE IX

                       Annual Management Incentive Program

         9.1 General Terms. The Committee may award annual management incentive program bonuses to Participants upon achievement of such terms and conditions as the Committee determines appropriate. Annual management incentive program bonuses shall



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consist of monetary payments earned in whole or in part if certain performance goals established by the Committee for a specified fiscal year are achieved during that year.

         9.2 Annual Management Incentive Program Bonuses. Each year the Committee shall set forth provisions regarding (a) the performance criteria and level of achievement related to these criteria upon which the amount of the award payment shall be based, (b) the timing of any payment earned by virtue of performance, (c) restrictions on the Transfer of the annual management incentive program award prior to actual payment, (d) forfeiture provisions, and (e) such further terms and conditions, in each case not inconsistent with the Plan. The maximum amount payable to any Participant as an annual management incentive program award intended to satisfy the requirements for "performance-based compensation" under Code Section 162(m) shall not exceed the lower of 0.2% of EBITDA for the fiscal year or $2 million.

         9.3 Performance Criteria. The Committee shall establish the performance criteria and level of achievement related to these criteria upon which the amount of any award payment shall be based. Notwithstanding anything to the contrary herein, the performance criteria for any annual management incentive program bonus that is intended by the Committee to satisfy the requirements for "performance-based compensation" under Code Section 162(m) shall be a measure based solely on one or more Qualifying Performance Criteria (as defined in Article X hereof) selected by the Committee and specified within the first 90 days of the performance period. The Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment of any bonus that is intended by the Committee to satisfy the requirements for "performance-based compensation" under Code Section 162(m).

         9.4 Timing of Payment. The Committee shall determine the timing of payment of any annual management incentive program bonus. The Committee may provide for or, subject to such terms and conditions as the Committee may specify, may permit a Participant to elect for the payment of any annual management incentive program award to be deferred.

         9.5 Termination of Employment. Upon a Termination of Employment for a Participant prior to the end of a fiscal year, the following procedures shall apply as to any annual management incentive program bonus for such fiscal year, unless determined otherwise by the Committee in its sole discretion:

                  (a) Death, Disability or Retirement. Following the death, Disability or Retirement of a Participant, the Participant shall be entitled to receive a pro-rata portion of any annual management incentive program bonus amount payable based upon performance for such fiscal year. Such pro-rata portion shall be paid at such time as the other Participants receive bonuses and shall be determined by multiplying (i) the amount of the annual management incentive program bonus that the Committee determines would have been payable to the Participant for the fiscal year, times (ii) a ratio equal to



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         the number of full months of the Participant's employment with the
         Company during the fiscal year divided by 12.

                  (b) Other Termination of Employment. Subject to Article XII, unless the Committee provides otherwise, upon a Termination of Employment for any reason other than death, Disability, or Retirement prior to the end of a fiscal year, the right to receive any payment from the annual management incentive program bonus for that fiscal year shall be forfeited.

         9.6 Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the amount to be paid under an annual management incentive program bonus may be adjusted by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine. However, the Committee may not, in any event, increase the amount earned upon satisfaction of any performance goal by any Participant who is a "covered employee" within the meaning of Code Section 162(m).


                                    ARTICLE X

                         Qualifying Performance Criteria

         The performance goals established by the Committee with respect to performance equity program awards and annual management incentive program bonuses may be based on one or more of the following qualifying performance criteria selected by the Committee: (a) shareholder value added, (b) cash flow,
(c) earnings per share, (d) EBITDA, (e) return on equity, (f) return on capital,
(g) return on assets or net assets, (h) revenue growth, (i) income or net income, (j) cost control, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) operating margin, (n) return on operating revenue, and (o) market share or circulation, all as determined by the Committee. Performance may be measured on a Corporate, Group, business unit or consolidated basis and may be measured absolutely or relative to the Company's peers. The Committee may adjust the performance goals to account for the effects of Extraordinary Items.


                                   ARTICLE XI

                               Nontransferability

         No awards granted under the Plan may be Transferred, other than by will or by the laws of descent and distribution. Further, all stock options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant. Notwithstanding the foregoing, at the discretion of the Committee, a Nonqualified Stock Option may be transferable



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by the Participant solely to members of the Participant's immediate family or trusts or family partnerships for the benefit of such persons, subject to such terms and conditions as may be established by the Committee.


                                   ARTICLE XII

                                Change in Control

         Upon the grant of an award or as otherwise provided by the Committee consisting of members of the Incumbent Board (as hereinafter defined), upon a change in control of the Company all outstanding stock options shall become exercisable, all shares subject to performance equity program awards shall be delivered as if the performance goals for the designated period had been fully achieved and all annual management incentive program awards shall be paid out as if the performance for the current fiscal year had been fully achieved. For purposes hereof, a change in control of the Company shall mean:

                  (a) the acquisition, other than from the Company, by any person, entity or "group" (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act), excluding for this purpose the Company, the Robert R. McCormick Tribune Foundation, the Cantigny Foundation and any employee benefit plan (or related trust) sponsored or maintained by the Company or its Subsidiaries, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 20% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or

                  (b) individuals who, as of May 6, 1997, constitute the Board of Directors of the Company (as of May 6, 1997 the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election, by the stockholders of the Company was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the members of the Board, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act) shall be considered as though such person were a member of the Incumbent Board; or

                  (c) approval by the stockholders of the Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such approval do not, immediately after such reorganization, merger or consolidation, own, directly or indirectly, 50% or more of the



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         combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the reorganized, merged or consolidated company, or a liquidation or dissolution of the Company, or the sale of all or substantially all of the assets of the Company.

If any amounts payable to a Participant pursuant to the Plan are deemed to be "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code, the Committee may provide in the award that the Company shall pay to such Participant in addition to any amounts payable pursuant to the Plan an amount which -- after all federal, state and local taxes imposed on the Participant with respect to such amount are subtracted therefrom -- is equal to the excise taxes imposed on such excess parachute payment pursuant to Section 4999 of the Code.


                                  ARTICLE XIII

                              Adjustment Provisions

         13.1 If the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (such as by stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the Common Stock) or make a distribution of cash or property which has a substantial impact on the value of issued Common Stock, the total number of shares of Common Stock available for awards under the Plan, the number of shares which may be made subject to Incentive Stock Options, the maximum number of shares which may be made subject to a stock option grants during the term of the Plan and the maximum number of shares under Section 8.2 hereof shall be appropriately adjusted, and the number of shares covered by each outstanding award shall be equitably adjusted.

         13.2 In the case of any sale of assets, merger, consolidation, combination or other corporate reorganization or restructuring of the Company with or into another corporation which results in the outstanding Common Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof (an "Acquisition"), subject to the provisions of the Plan and any limitation applicable to the award:

                  (a) any Participant to whom a stock option has been granted shall have the right thereafter and during the term of the stock option, to receive upon exercise thereof the Acquisition Consideration (as defined below) receivable upon the Acquisition by a holder of the number of shares of Common Stock which might have been obtained upon exercise of the stock option or portion thereof, as the case may be, immediately prior to the Acquisition; and




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                  (b) except as otherwise provided in Article XII, any
         Participant to whom performance equity program awards have been awarded shall have the right thereafter and during the term of the award, upon fulfillment of the terms of the award, to receive on the date or dates set forth in the award, the Acquisition Consideration receivable upon the Acquisition by a holder of the number of shares of Common Stock which are covered by the Award.

         The term "Acquisition Consideration" shall mean the kind and amount of securities, cash or other property or any combination thereof receivable in respect of one share of Common Stock upon consummation of an Acquisition.

         13.3 Notwithstanding any other provision of the Plan, the Committee may authorize the issuance, continuation or assumption of awards or provide for other equitable adjustments after changes in the Common Stock resulting from any other merger, consolidation, sale of assets, acquisition of property or stock, recapitalization, reorganization or similar occurrence upon such terms and conditions as it may deem equitable and appropriate.

         13.4 In the event that another corporation or business entity is being acquired by the Company, and the Company assumes outstanding employee stock options and/or stock appreciation rights, the aggregate number of shares of Common Stock available for awards under the Plan shall be increased accordingly.


                                   ARTICLE XIV

                            Amendment and Termination

         The terms and conditions applicable to any stock option or other award may be amended or modified by mutual agreement between the Company and the Participant or such other persons as may then have an interest therein. The Board of Directors may amend the Plan from time to time or terminate the Plan at any time. However, no such action shall reduce the amount of any existing award or change the terms and conditions thereof without the Participant's consent. No amendment of the Plan shall be made without stockholder approval, if such amendment increases the number of shares of Common Stock reserved under the Plan or the maximum number of option shares which may be awarded to any Participant in any five-year period or if stockholder approval is otherwise required by law or regulation or stock exchange rule.





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                                   ARTICLE XV

                               General Provisions

         15.1 Successor. All obligations of the Company under the Plan, with respect to awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

         15.2 Unfunded Status of Plan. This Plan is intended to be unfunded. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

         15.3 No Right to Employment. Neither this Plan nor the grant of any award hereunder shall give any Participant or other employee any right with respect to continuance of employment by the Company or any Subsidiary, nor shall there be a limitation in any way on the right of the Company or any Subsidiary by which an employee is employed to terminate his or her employment at any time.

         15.4 No Assignment of Benefits. No award under the Plan shall, except as otherwise specifically provided hereunder or by law, be Transferable in any manner, and any attempt to Transfer any such benefit shall be void, and any such benefit shall not in any manner be subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

         15.5 Taxes. The Company shall be entitled to withhold the amount of any tax attributable to any amounts payable or shares deliverable under the Plan after giving the person entitled to receive such payment or delivery notice as far in advance as practicable, and the Company may defer making payment or delivery as to any award if any such tax is payable until indemnified to its satisfaction. The Committee may, in its discretion and subject to such rules as it may adopt, permit a Participant to pay all or a portion of any withholding taxes arising in connection with the exercise of a nonqualified stock option or receipt of shares relating to a performance equity program award, by electing
(i) to have the Company withhold shares having a Fair Market Value equal to the amount to be withheld or (ii) to deliver shares previously owned for at least six months having a Fair Market Value equal to the amount to be withheld.




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         15.6     Governing Law.  The Plan and actions taken in connection
herewith shall be governed and construed in accordance with the laws of the State of Delaware (without regard to applicable Delaware principles of conflict of laws).


                                   ARTICLE XVI

                     Effective Date and Stockholder Approval

         The Plan was adopted by the Board of Directors on December 10, 1996, to be effective December 29, 1996, subject to stockholder approval.




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